SUB-ITEM 77Q1: Exhibits

(b) Copies of the text of any proposal described in answer to sub-item 77D

Effective March 3, 2017, the Silvant Large Cap
Growth Stock Fund (the "Fund") made certain changes to its principal investment strategies. Such revised strategies are described in a supplement, dated
March 3, 2017, to the Fund's prospectus filed with the Securities and Exchange Commission on March 3, 2017 pursuant to Rule 497 under the
Securities Act of 1933 (Accession
No. 0001193125-17-069010), which is hereby
incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.